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                                                                    EXHIBIT 99.1

                        REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of SPG Realty Consultants, Inc.
(formerly known as Corporate Realty Consultants, Inc.),

We have audited the consolidated statements of operations, stockholders' equity and cash flows of SPG Realty Consultants, Inc. (formerly known as Corporate Realty Consultants, Inc.) for the year ended December 31, 1997. These financial statements are the responsibility of SPG Realty Consultants, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of SPG Realty Consultants, Inc. (formerly known as Corporate Realty Consultants, Inc.) for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.



                                      ERNST & YOUNG LLP

New York, NY
June 30, 1998

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